EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jobbot, Inc.

We consent to the use of our report dated December 31, 2014 with respect to the financial statements of Jobbot, Inc. as of the period ended December 31, 2013 and 2012 and for the period from April 21, 2011 (inception) to December 31, 2013, and to the reference to our firm under the caption “Experts”, included in the Registration Statement on Form S-1 Amendment No. 1 filed by Jobbot, Inc. dated February 13, 2015.

/s/ M&K CPAS, PLLC

Houston, Texas

February 13, 2015